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                                                                   EXHIBIT 23.03


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Quintiles Transnational Corp. of our report dated July 24, 1996, with respect to the audited combined financial statements of the Innovex Companies for the year ended March 31, 1996, which report is included in the Current Report on Form 8-K of Quintiles Transnational Corp. dated March 20, 1998 and as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


                                                       /s/ KPMG

Reading, England
October 15, 1998